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                                                                                                                Exhibit (11)

                                               OLD REPUBLIC INTERNATIONAL CORPORATION
                                                     EARNINGS PER SHARE EXHIBIT
                                                            (In Millions)
-----------------------------------------------------------------------------------------------------------------------------



                                                                                                    Primary EPS
                                                                                              Years Ended December 31,
                                                                                       --------------------------------------
                                                                                          1996          1995          1994
                                                                                       ----------    ----------    ----------
         Weighted average number of common shares actually
             outstanding..........................................................           86.0          78.1          77.8
         Weighted average number of incremental shares for common
             stock equivalents:
             Redeemable and/or convertible preferred stock........................            6.8           7.1           7.4
             Stock Options........................................................             .7            .6            .5
                                                                                       ----------    ----------    ----------
         Weighted average number of common shares and common
             stock equivalents outstanding - primary..............................           93.6          85.9          85.8
                                                                                       ==========    ==========    ==========

         Net income for the period................................................     $    230.3    $    212.7    $    151.0
         Less dividends applicable to appropriate series of redeemable
             and convertible preferred stock......................................            4.7           4.9           5.1
                                                                                       ----------    ----------    ----------
         Adjusted net income - primary............................................     $    225.6    $    207.7    $    145.9
                                                                                       ==========    ==========    ==========
         Earnings per share - primary.............................................     $     2.41    $     2.42    $     1.70
                                                                                       ==========    ==========    ==========



                                                                                                 Fully Diluted EPS
                                                                                              Years Ended December 31,
                                                                                       --------------------------------------
                                                                                          1996          1995          1994
                                                                                       ----------    ----------    ----------

         Weighted average number of common shares and
             common stock equivalents outstanding - primary.......................           93.6          85.9          85.8
         Weighted average number of incremental shares for
             common stock equivalents:
             Redeemable and/or convertible preferred stock/debentures.............             .9           6.6           6.6
             Stock options........................................................             .2            .5           -
                                                                                       -----------   ----------    ----------
         Weighted average number of common shares and
             common stock equivalents outstanding - fully diluted.................           94.8          93.1          92.4
                                                                                       ==========    ==========    ==========

         Adjusted net income - primary............................................     $    225.6    $    207.7    $    145.9
         Adjustment for dividends/interest applicable to appropriate series of redeemable and convertible preferred
             stock/debentures.....................................................             .6           4.2           4.2
                                                                                       ----------    ----------    ----------
         Adjusted net income - fully diluted......................................     $    226.2    $    212.0    $    150.1
                                                                                       ==========    ==========    ==========
         Earnings per share - fully diluted.......................................     $     2.39    $     2.28    $     1.63
                                                                                       ==========    ==========    ==========
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